SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 11, 2007

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2007, Carey Agri International Poland Sp. z o.o. (“Carey Agri”), a wholly-owned subsidiary of Central European Distribution Corporation (the “Company”), entered into an amendment (the “Amendment”) to its non-revolving loan agreement (the “Credit Facility”) with Fortis Bank SA/NV, Austrian Branch (“Fortis Bank”).

The Amendment changes the nature of the Credit Facility from a non-revolving loan agreement to a multipurpose non-revolving credit line, increases the loan amount to 300,000,000 Polish Zloty and extends the maturity date of the Credit Facility from June 15, 2007 to September 14, 2007.

A copy of the Amendment is filed as exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

In addition, the Company intends that Carey Agri will perform in Poland a mandatory buy out (the “Mandatory Buy Out”) to purchase an additional 8.92% of the outstanding shares of common stock of Polmos Bialystok S.A. The Mandatory Buy Out will be consummated on June 20, 2007 and will result in Carey Agri holding 99.92% of the outstanding common stock of Polmos Bialystok S.A. In connection with the Mandatory Buy Out, the Company will finance the 109,365,400 Polish Zloty purchase price for the shares through a draw down on the Credit Facility and a Bank Guarantee (the “Bank Guarantee”), dated June 11, 2007, by and among Carey Agri and Fortis Bank SA/NV, Austrian Branch, which is filed as exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Annex 3 to Non-Revolving Loan Agreement by and between Fortis Bank SA/NV and Carey Agri International Poland Sp. z o.o. dated June 11, 2007

10.2	Bank Guarantee by and between Fortis Bank SA/NV and Carey Agri International Poland Sp. z o.o. dated June 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: June 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Annex 3 to Non-Revolving Loan Agreement by and between Fortis Bank SA/NV and Carey Agri International Poland Sp. z o.o. dated June 11, 2007

10.2	Bank Guarantee by and between Fortis Bank SA/NV and Carey Agri International Poland Sp. z o.o. dated June 11, 2007